Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

AND AMENDMENT TO GUARANTY

This First Amendment to Credit Agreement and Amendment to Guaranty (“First Amendment”) is made as of February 15, 2013, by and among QuinStreet, Inc. (“Borrower”), the financial institutions from time to time signatories thereto (collectively, the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”) and the Guarantors signatories hereto.

RECITALS

A. Borrower entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with Agent and the Lenders, under which Lenders extended (or committed to extend) credit to Borrower, as set forth therein.

B. Pursuant to the terms of the Credit Agreement, the Guarantors executed and delivered to Agent that certain Guaranty dated as of September 29, 2008 (pursuant to execution of the original Guaranty, joinder agreements or otherwise).

C. Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantors, Agent and Lenders agree as follows:

1.	The following definition is hereby added to Section 1.1 of the Credit Agreement:

“First Amendment Effective Date” shall mean February 15, 2013.

2.	The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

“EBITDA” shall mean with respect to any fiscal period an amount equal to the sum of earnings for such period, before deduction for (i) depreciation, amortization, non-cash stock compensation, net interest and taxes for such period, (ii) commencing with the fiscal quarter ending December 31, 2012, any extraordinary or non-recurring non-cash expenses or losses (including, without limitation, goodwill impairments) for such period, (iii) commencing with the fiscal quarter ending December 31, 2012, any extraordinary or non-recurring cash expenses for such period in an aggregate amount not to exceed $5,000,000 for the life of this Agreement, and (iv) one-time acquisition costs related to FASB 141r, measured on a trailing four fiscal quarter basis, minus any extraordinary or non-recurring cash or non-cash gains for such period.

“Revolving Credit Aggregate Commitment” shall mean One Hundred Million Dollars ($100,000,000), subject to increases pursuant to Section 2.13 hereof by an amount not to exceed the Revolving Credit Optional Increase, subject to reduction or termination under Section 2.11 or 9.2 hereof.

3.	The first sentence of Section 3.1 of the Credit Agreement is hereby amended and restated as follows:

“Subject to the terms and conditions of this Agreement, Issuing Lender may, but shall not be required to, through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of the Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of the Borrower, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount.”

4.	The last sentence of Section 3.6(g) of the Credit Agreement is hereby deleted in its entirety.

5.	The Guarantors, Agent and Lenders hereby agree that the Guaranty is hereby amended by deleting the definition of “Guaranteed Obligations” as set forth therein in its entirety, and replacing it with the following:

“Guaranteed Obligations” shall mean, collectively, all Indebtedness (as defined in the Credit Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after maturity thereof and accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Credit Parties or any one of them, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding and including, without limitation, interest at the highest allowable per annum rate specified in any document, instrument or agreement applicable to any of the Indebtedness), and all other liabilities and obligations of any Credit Party, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, this Guaranty and the other Loan Documents. Notwithstanding anything to the contrary in this Guaranty, with respect to any Guarantor, the term “Guaranteed Obligations” shall not include any obligation of any Credit Party to Bank with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, such Guarantor is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.

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6.	Existing Section 1.2 to the Credit Agreement is hereby deleted and replaced with new Schedule 1.2 attached hereto as Attachment 1.

7.	This First Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been satisfied (“First Amendment Effective Date”):

(a)	Agent shall have received fully executed versions of this First Amendment, in each case duly executed and delivered by Borrower, Agent and the requisite Lenders, in form reasonably satisfactory to Agent and Lenders.

(b)	Agent shall have received fully executed versions of replacement Revolving Credit Notes for each Lender, in each case duly executed and delivered by Borrower.

(c)	Borrower shall have paid (i) to the Agent a nonrefundable amendment fee in an amount equal to $200,000, such fee to be distributed as determined by the Agent to the Lenders that have executed this First Amendment and (ii) to the Agent all fees, costs and expenses, if any, owed to Agent and Lenders and accrued to the First Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

8.	Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement and consents contained herein, (a) the execution and delivery of this First Amendment are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this First Amendment, of any governmental body, agency or authority, and this First Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such Borrower enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) as of this First Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

9.	Borrower, Guarantors and Lenders each hereby ratify and confirm their respective obligations under the Credit Agreement and Guaranty, as applicable, as amended by this First Amendment, and agree that the Credit Agreement and Guaranty hereby remains in full force and effect after giving effect to this First Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” and “Guaranty” shall be references to the Credit Agreement and Guaranty, respectively as amended by this First Amendment.

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10.	Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or the Guaranty, or to constitute a waiver by Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, the Guaranty or any of the other Loan Documents.

11.	Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

12.	This First Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement.

13.	This First Amendment shall be construed in accordance with and governed by the laws of the State of California.

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IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders and Agent have each caused this First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent

By:	/s/ Philip Koblis
Name:	Philip Koblis
Title:	Senior Vice President

COMERICA BANK, as Issuing Lender, as Swing Line Lender and as a Lender

By:	/s/ Philip Koblis
Name:	Philip Koblis
Its:	Senior Vice President

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:
Name:
Its:

J.P. MORGAN CHASE, N.A., as a Lender

By:
Name:
Its:

UNION BANK, N.A., as a Lender

By:	/s/ Michael Stahl
Name:	Michael Stahl
Its:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald J. Drobny
Name:	Ronald J. Drobny
Its:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christi K. Shaw
Name:	Christi K. Shaw
Its:	Vice President

BANK OF THE WEST, as a Lender

By:
Name:
Its:

SILICON VALLEY BANK, as a Lender

By:
Name:
Its:

QUINSTREET, INC., as Borrower

By:	/s/ Douglas J. Valenti
Name:	Douglas J. Valenti
Its:	CEO

QUINSTREET MEDIA, INC., as a Guarantor

By:	/s/ Douglas J. Valenti
Name:	Douglas J. Valenti
Title:	President

QUINSTREET LLC, as a Guarantor

By:	/s/ Douglas J. Valenti
Name:	Douglas J. Valenti
Title:	Manager

HQ PUBLICATIONS LLC, as a Guarantor

By:	/s/ Douglas J. Valenti
Name:	Douglas J. Valenti
Title:	Manager, Quinstreet, LLC

Schedule 1.2

Percentages and Allocations

Revolving Credit and Term Loan Facilities

LENDERS	REVOLVING CREDIT ALLOCATIONS	REVOLVING CREDIT PERCENTAGE	TERM LOAN ALLOCATIONS	TERM LOAN PERCENTAGE	TOTAL ALLOCATION	WEIGHTED PERCENTAGE
Comerica Bank	$23,700,000	23.700000%	$23,217,500	25.100000%	$46,917,500	24.372727273%
Bank of America	$22,125,000	22.125000%	$21,506,250	23.250000%	$43,631,250	22.665584416%
Union Bank	$16,375,000	16.375000%	$15,956,250	17.250000%	$32,331,250	16.795454545%
U.S. Bank	$11,475,000	11.475000%	$11,146,250	12.050000%	$22,621,250	11.751298701%
Silicon Valley Bank	$9,850,000	9.850000%	$9,527,500	10.300000%	$19,377,500	10.066233766%
Bank of the West	$8,200,000	8.200000%	$7,955,000	8.600000%	$16,155,000	8.392207792%
Credit Suisse	$5,000,000	5.000000%	$0	0.000000%	$5,000,000	2.597402597%
J.P. Morgan Chase	$3,275,000	3.275000%	$3,191,250	3.450000%	$6,466,250	3.359090909%

TOTALS	$100,000,000	100%	$92,500,000	100%	$192,500,000	100%